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Exhibit 1
                            SHARE EXCHANGE AGREEMENT



THIS AGREEMENT is made effective this twenty fifth (25th) day of May, 2006.

AMONG:
                                MKA Capital Inc.
and
                Mr. Yiu, Lo Chung, Mr. Jack Chen, Mr. Guy Waters and
                            Mr. Mordechai Kraselnick
and
                           SANCON Recycling Pty Ltd.


WHEREAS:

MKA Capital Inc. (hereinafter referred to as "MKAC") is a company duly incorporated under the laws of Nevada, and has its executive offices located in Shanghai, PR China, and has its shares traded on the OTCBB under the trading symbol of MKAC.OB, and is subject to the reporting requirements of the Securities Exchange Commission;

Mr. Yiu, Lo Chung is a citizen of Hong Kong SAR, and is a resident of Hong Kong; Mr. Jack Chen is a citizen of Australia and is resident in Australia, Mr. Guy Waters is a citizen of Australia and is resident in Australia, (hereinafter referred to as "Buyers");

Mr. Mordechai Kraselnick is a citizen of Panama, and is resident in Panama; (hereinafter may also be referred to as "M.K.", or "M. Kraselnick", or "Kraselnick");

Mrs. Valli Stanziola, Mrs. Renee A. de Kraselnick, Mr. Ramon Azrak Shalam, Mr. Raymond Barnatan, and Mr. Dario Carillo, each holding 800,000 common share certificates of MKAC; (hereinafter referred to as "Nominees");

MK Aviation, S.A. (hereinafter referred to as "MKA") is a company duly incorporated under the laws of Panama, and has its executive offices located in the city of Panama;

MKAC owns 75 common shares of MK Aviation, S.A being 75% of the total equity interests;

SANCON Recycling Pty Ltd (hereinafter referred to as "SANCON") is a company duly incorporated under the laws of Australia , and has its executive offices located in Victoria, Australia; Mr. Yiu, Mr. Chen and Mr. Waters jointly own all of the issued and outstanding shares of SANCON Recycling Pty Ltd;

The parties to this agreement wish to effect a purchase by MKAC of 100% (being 100 shares) of the total issued and outstanding shares of SANCON, the consideration for which will be MKAC's 75 shares of MKA; and to effect a purchase by Mr. Kraselnick of 75 common shares of MKA, the consideration for which will be14,897,215 MKAC's common shares held by Mr. Mordechai Kraselnick and Nominees to be transferred to Mr. Yiu, Mr. Chen, and Mr.
Waters or their nominees;


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NOW THEREFORE THE PARTIES AGREE AND THIS AGREEMENT WITNESSES THE FOLLOWS:

1.    EXCHANGE OF SHARES

      a. Mr. Yiu, Mr. Chen and Mr. Waters will transfer all of the issued and outstanding common stock of SANCON, owned jointly by Mr. Yiu, Mr. Chen and Mr. Waters, to MKAC; and MKAC will transfer the 75 common shares of MKA, and owned by MKAC, to Mr. Yiu, Mr. Chen and Mr. Waters, as consideration for the shares of SANCON.

      b. Simultaneous to the exchange of shares between Mr.Yiu, Mr. Chen and Mr. Waters and Mr. M. Kraselnick, Mr. Yiu, Mr. Chen and Mr. Waters will transfer all 75 shares of MKA to Mr. M. Kraselnick; and Mr. M. Kraselnick will transfer all 14,897,215 shares of MKAC, and owned by him and Nominees, to Mr. Yiu, Mr. Chen and Mr. Waters, as consideration for the 75 shares of MKA.

      c. The exchanges of shares will be effected by each party by endorsing the share certificates to the respective transferee, simultaneously, upon a date and time and at a location to be arranged and mutually agreed by all parties, and duly witnessed by the parties assigned witnesses or legal counsels, and all share certificates so endorsed shall be delivered by each party to the respective transferee simultaneously upon the date and time and at the location so agreed.

2.    CLOSING DATE

            Closing of the transactions contemplated by this Agreement shall take place on or before May 31, 2006.


3.    SHARES EXCHANGED UPON CLOSING

      a.    Number of MKAC Common Shares to be exchanged:

            (i) Mr. M. Kraselnick shall procure 14,897,215 common shares of MKAC to be transferred to Mr. Yiu, Mr. Chen and Mr. Waters or their nominees.

      b.    Number of the SANCON's Common Shares to be exchanged:

            (i) Mr. Yiu, Mr. Chen and Mr. Waters will transfer one hundred percent (100%) (being 100 shares) of the outstanding shares of SANCON to MKAC;

      c.    Number of MKA Common Shares to be exchanged:

            (i) Mr. Yiu, Mr. Chen and Mr. Waters shall cause MKAC to transfer and deliver seventy-five (75) shares of MKA to Mr. M. Kraselnick.

4. ACTIONS TO BE TAKEN BY MKAC PRIOR TO CLOSING

      a.    Information to be provided to Mr. Yiu, Mr. Chen and Mr. Waters of
            MKAC:

            (i) A copy of MKAC's 10QSB for March 31, 2006, duly filed with the SEC.
            (ii) A copy of its Shareholder Register as at March 31, 2006, comprising of a list or lists prepared by MKAC's stock transfer agent, Signature Stock Transfer.

      b.    No Dilution of Shares

            (i) MKAC will not issue any of its common shares to any third party after the date of May 25, 2006, up to and including the Closing Date.

      c.    Resolutions

            (i) MKAC will procure all necessary Board and Shareholder resolutions , as required, to effect the exchange of shares contemplated herein.

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5.    ACTIONS TO BE TAKEN BY MR. YIU, MR. CHEN AND MR. WATERS PRIOR TO CLOSING

      a.    Information to be provided to MKAC

            (i) Financial Statements for SANCON, for the fiscal years of 2004 and 2005, prepared in accordance with Generally Accepted Accounting Principles.
            (ii) Financia l Statements for SANCON, as at March 31, 2006, prepared by management in accordance with Generally Accepted Accounting Principles.
            (iii) A schedule and full disclosure of any and all suits filed against the company up to March 31, 2006.
            (iv) A schedule and full disclosure of any and all Contingent Liabilities up to March 31, 2006.

      b. Immediately to begin the preparation of Financial Statements for SANCON, for the fiscal years of 2004 and 2005, prepared in accordance with Generally Accepted Accounting principles in the USA and audited by an auditor approved by the SEC.

6.    ACTIONS TO BE TAKEN BY MKAC UPON CLOSING

      a.    Resignations and Changes to the Board

            (i) Three (3) existing board members of MKAC will resign immediately upon Closing.
            (ii) The remaining Directors of MKAC will appoint (3) new Directors nominated by Mr. Yiu, Mr. Chen and Mr. Waters.

      b.    Deliver evidence of Board Resolutions

            (i)   A Board Resolution approving this Agreement and its execution.

      c. Deliver evidence of shares transferred to Mr. Yiu, Mr. Chen, Mr. Waters and their assignees

            (i) Evidence that Mr. M. Kraselnick transferred and delivered to Mr. Yiu, Mr. Chen and Mr. Waters stock certificates for 14,897,215 shares of MKAC.
            (ii) Instructions to the company's share transfer agent, for the number of unregistered shares transferred by Mr. M. Kraselnick to Mr. Yiu, Mr. Chen and Mr. Waters.

      d.    Deliver evidence of shares of MKA transferred to Mr. M. Kraselnick

            (i) MKAC will transfer and deliver to Mr. M. Kraselnick 75 common shares of MKA owned by MKAC. MKA stock certificate to be duly endorsed in blank by MKAC or accompanied by an irrevocable stock power and assignment separate from certificate and endorsed in blank executed by MKAC.
            (ii) Copy of an irrevocable letter of instructions from Mr. Yiu, Mr. Chen and Mr. Waters to MKAC to transfer and deliver MKA's 75 stock certificate to Mr. M. Kraselnick.

      e. Execute and deliver such other instruments, certificates, authorizations, releases, resolutions and documents as may be necessary to effect the transactions described in or otherwise required by this Agreement.

      f. Claim of contingent liabilities MKAC shall procure waiver of any claims of any contingent liabilities from companies it has invested in China.

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      g.    Cash balances in bank accounts

            Cash balances remaining after the payment of operational expenses up to the end of month of May 2006, in the bank account of MKAC's wholly owned subsidiaries shall be used in whole for payment of any contingent liabilities from companies it has invested in China.

7.    ACTIONS TO BE TAKEN BY MR. YIU, MR. CHEN AND MR. WATERS UPON CLOSING

      a.    Nominate three (3) members to the Board

            (i) Mr. Yiu, Mr. Chen and Mr. Waters will name three individuals to the Board to fill the vacancies.

      b.    Deliver evidence of shares transferred to MKAC

            (i) Mr. Yiu, Mr. Chen and Mr. Waters will transfer to MKAC 100 common shares of SANCON being 100% of his rights, title and interest in and to all of the capital stock of SANCON.
            (ii) Mr. Yiu, Mr. Chen and Mr. Waters will irrevocably instruct and cause MKAC to deliver MKA's 75 stock certificates to Mr. M. Kraselnick. Such certificate to be duly endorsed in blank by MKAC or accompanied by an irrevocable stock power and assignment separate from certificate and endorsed in blank.

      c.    Deliver evidence of Board Resolutions

            (i)   A Board Resolution approving this Agreement and its execution.

      d. Execute and deliver such other instruments, certificates, authorizations, releases, resolutions and documents as may be necessary to effect the transactions described in or otherwise required by this Agreement.

8.    ACTIONS TO BE TAKEN BY MR. KRASELNICK UPON CLOSING

      a.    Resign three (3) members from the Board

            (i)   Mr. Kraselnick and his nominees in the Board will resign.

      b. Deliver evidence of shares transferred to Mr. Yiu, Mr. Chen and Mr. Waters

            (i) Mr. Kraselnick shall procure the transfer to Mr. Yu and Mr. Chen and Mr. Waters of 14,897,215 common shares of MKAC, with such certificates to be duly endorsed in blank or accompanied by an irrevocable stock power and assignment separate from certificate and endorsed in blank.

      c. Execute and deliver such other instruments, certificates, authorizations, releases, resolutions and documents as may be necessary to effect the transactions described in or otherwise required by this Agreement.

9.    CONTINUATION OF BUSINESS

      a. Other than as contemplated by this Agreement, each party covenants and agrees that, from and after the date hereof and until Closing, neither party will:

            (i) Conduct its business, or introduce any material change in its business practices or the accounting methods in respect of its business, except in a manner consistent with prior practices;
            (ii) Except in the ordinary course of business, pay, discharge or liquidate any outstanding indebtedness or incur any obligation not relating to the conduct of its business;
            (iii) Fail to maintain its books and records in accordance with sound business practices, on a basis consistent with prior practice;
            (iv) For a period of thirty (30) days from the date hereof, directly or indirectly:

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                  1. Solicit or initiate any offer or proposal for, or any
            written indication on interest in, a merger, acquisition or other business combination involving either party or the acquisition of any equity interest in either party, other than the transactions contemplated by this Agreement, or engage in negotiations with, or disclose any non-public information relating to it or afford access to its properties, books and records to any person or entity in connection with any such offer or proposal;

                  2. Make any announcement or submit any filing(s) to the SEC without having received the approval of the other party hereto any government or regulatory authorities, stock exchanges or other third parties, if required to be made by any parties hereto, without delivering to other party a draft of such announcement and shall give such other party reasonable opportunity to comment thereon.

10.   REPRESENTATION AND WARRANTIES:

      a. Representations and Warranties of MKAC. MKAC hereby represents and warrants to each and all the other parties, that as of the date hereof:

                  i) Organization, Good Standing and Qualification. MKAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite right, power and authority to (i) own or lease and operate its properties and assets,

                  ii) Conduct its business as presently conducted, and (iii) engage in and consummate the transactions contemplated hereby.

                  iii) Authorization. All corporate action has been taken on the part of MKAC, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of MKAC hereunder. This Agreement when executed and delivered by MKAC, shall constitute valid and legally binding obligations of MKAC, enforceable against MKAC in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. MKAC's Board of Directors has determined, in its good faith, that the issuance of the shares hereunder and the consummation of the other transactions contemplated hereby are in the best interests of MKAC and its stockholders.

                  iv) No Conflict with Other Instruments. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of MKAC's Certificate of Incorporation, or MKAC's by-laws;
                        (ii) any provision of any judgment, decree or order to which MKAC is a party or by which it is bound; (iii) any material contract, obligation or commitment to which MKAC is a party or by which it is bound or other contract, obligation or commitment to which MKAC is a party or by which it is; or (iv) any statute, rule or governmental regulation applicable to MKAC.

                  v) Securities Law Compliance. The exchange transaction performed hereunder is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act") and the qualification requirements, if any, of applicable state securities laws.

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                  vi)   Governmental Authorizations, Etc. No consent, approval
                        or authorization of, or registration, filing (other than notice filings) or declaration with, any court or any federal, state, municipal or local government or any political subdivision, governmental department, board, agency or instrumentality thereof, and any administrative or regulatory agency (each, a "Governmental Authority") is required in connection with the execution, delivery or performance by MKAC of this Agreement.

                  vii) Litigation. Except as set forth in the MKAC's 10KSB filing for the 2005 fiscal year, there is no other litigation, action, complaint, claim or suit, judicial or administrative action, audit, proceeding or governmental investigation pending or, to the knowledge of MKAC, threatened, against MKAC or its subsidiaries or any of their respective properties. Neither MKAC nor any subsidiary is in default in any material respect under any judgment, order or decree of a Governmental Authority. There is no judgment, order, decree, injunction, stipulation or settlement against MKAC or any subsidiary that is reasonably likely to prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement.

                  viii) Foreign Corrupt Practices Act. Neither MKAC nor any
                        subsidiary, director, officer, agent, employee or other Person acting on behalf of MKAC or any subsidiary has, in the course of his, her or its actions for, or on behalf of, MKAC or any subsidiary, offered or made, directly or indirectly through any other Person, any payments of anything of value (in the form of a contribution, gift, entertainment or other expense), to
                        (i) any Person employed by, or acting in an official capacity on behalf of, any governmental agency, department or instrumentality, or (ii) any foreign or domestic government official, political party or official of such party, or any candidate for political office or employee thereof. Neither MKAC, any subsidiary, nor any director, officer, agent, employee or other Person acting on behalf of MKAC or any subsidiary has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or unlawful payment to any foreign or domestic government or political party official, employee, appointee or candidate.

                  ix) Compliance with Laws. MKAC is in full compliance with all laws, governmental rules, and regulations to which it is subject. Neither MKAC nor any subsidiary has received notification from any Governmental Entity: (i) asserting a material violation of any law, statute, ordinance or regulation or the terms of any judgments, orders, decrees, injunctions or writs applicable to the conduct of its business; (ii) threatening to revoke any material license, franchise, permit or government authorization; or (iii) materially restricting or in any material way limiting its operations as currently conducted.

      b.    Representations and Warranties of SANCON.

            SANCON hereby represents and warrants to each and all the other parties, that as of the date hereof:

                  i) Organization, Good Standing and Qualification. SANCON is a corporation duly organized, validly existing and in good standing under the laws of Australia . It has all requisite right, power and authority to (i) own or lease and operate its properties and assets, (ii) conduct its business as presently conducted, and (iii) engage in and consummate the transactions contemplated hereby.

                  ii) Authorization. All corporate action has been taken on the part of SANCON, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of SANCON hereunder. This Agreement when executed and delivered by SANCON, shall constitute valid and legally binding obligations of SANCON, enforceable against SANCON in accordance with their terms except as


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                        limited by applicable bankruptcy, insolvency,
                        reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. SANCON Board of Directors has determined, in its good faith, that the issuance of the shares hereunder and the consummation of the other transactions contemplated hereby are in the best interests of SANCON and its stockholders.

                  iii) No Conflict with Other Instruments. The execution, delivery and performance of this Agreement will not result in any violation of , be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of SANCON's Certificate of Incorporation, or SANCON's by-laws; (ii) any provision of any judgment, decree or order to which MKAC is a party or by which it is bound;
                        (iii) any material contract, obligation or commitment to which SANCON is a party or by which it is bound or other contract, obligation or commitment to which SANCON is a party or by which it is; or (iv) any statute, rule or governmental regulation applicable to SANCON.

                  iv) Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing (other than notice filings) or declaration with, any court or any federal, state, municipal or local government or any political subdivision, governmental department, board, agency or instrumentality thereof, and any administrative or regulatory agency (each, a "Governmental Authority") is required in connection with the execution, delivery or performance by SANCON of this Agreement.

                  v) Litigation. There is no other litigation, action, complaint, claim or suit, judicial or administrative action, audit, proceeding or governmental investigation pending or, to the knowledge of SANCON, threatened, against SANCON or its subsidiaries or any of their respective properties. Neither SANCON nor any subsidiary is in default in any material respect under any judgment, order or decree of a Governmental Authority. There is no judgment, order, decree, injunction, stipula tion or settlement against SANCON or any subsidiary that is reasonably likely to prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement.

                  vi) Compliance with Laws. SANCON is in full compliance with all laws, governmental rules, and regulations to which it is subject. Neither SANCON nor any subsidiary has received notification from any Governmental Entity: (i) asserting a material violation of any law, statute, ordinance or regulation or the terms of any judgments, orders, decrees, injunctions or writs applicable to the conduct of its business; (ii) threatening to revoke any material license, franchise, permit or government authorization; or (iii) materially restricting or in any material way limiting its operations as currently conducted.

      c. Representations and Warranties of Mr. Yiu, Mr. Chen and Mr. Waters (jointly and severally referred to also as "Buyers")

            Buyers hereby represents and warrants to each and all other parties, that:

                  i) Ownership. At the times of the exchange of shares, Buyers own and| will have full and sufficient legal title to all of the issued and outstanding shares of SANCON, and have full power and lawful authority to transfer title of said shares to the respective transferee.

                  ii) No encumbrances. At the times of the exchange of shares, Buyers will ensure all shares owned by him are free of any pledges, liens, registered charges, or other encumbrances.


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                  iii)  Purchase Entirely for Own Account. The shares to be
                        acquired by Buyers will be acquired for investment for Buyers own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in any manner that would cause issuance of the shares hereunder to fail to be exempt from the registration requirements of the Securities Act of 1933, and Buyers have no present intention of selling, granting any participation in, or otherwise distributing the same in any manner that would cause issuance of the shares hereunder to fail to be exempt from the registration requirements of the Securities Act of 1933.

                  iv) Knowledge. Buyers are aware of MKAC's business affairs and financial condition and has acquired sufficient information about MKAC to reach an informed and knowledgeable decision to acquire the shares.

                  v) Restricted Securities. Buyers understand that the shares to be acquired have not been registered under the Securities Act of 1933, by reason of a specific exemption from the registration provisions of the Securities Act of 1933 which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Buyers representations as expressed herein. Buyers understands that the shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Buyers must hold the shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Buyers further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares, and on requirements relating to MKAC which are outside of Buyers control, and for which MKAC is under no obligation and may not be able to satisfy.

                  vi) Legends. Buyers understands that the shares, and any securities issued or received in respect thereof or exchange therefore, may bear one or all of the following legends:

                        1. "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO MKAC THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

                        2. Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

                  vii) Accredited Investor. Buyers are an "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.

11.   REPRESENTATIONS AND WARRANTIES OF MR. M. KRASELNICK

      Mr. Kraselnick hereby represents and warrants to each and all other parties, that:

      Ownership. At the times of the exchange of shares, Mr. Kraselnick and his nominees will have full and sufficient legal title to all shares owned by him of MKAC, and have full power and lawful authority to transfer title of said shares to the respective transferee.

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

      No encumbrances. At the times of the exchange of shares, Mr. Kraselnick and his nominees will ensure all shares owned by him of MKACare free of any pledges, liens, registered charges, or other encumbrances.

      Purchase Entirely for Own Account. The shares of MKA to be acquired by Mr. Kraselnick will be acquired for investment for Mr. Kraselnick's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in any manner that would cause issuance of the shares hereunder to fail to be exempt from the registration requirements of the Securities Act of 1933, and Mr. Kraselnick has no present intention of selling, granting any participation in, or otherwise distributing the same in any manner that would cause issuance of the shares hereunder to fail to be exempt from the registration requirements of the Securities Act of 1933.

      Knowledge. Mr. Kraselnick is aware of MKA's business affairs and financial condition and has acquired sufficient information about MKA to reach an informed and knowledgeable decision to acquire the shares.

      Accredited Investor. Mr. Kraselnick is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.

12.   NO ASSIGNMENTS

      This Agreement cannot be assigned by any party to any other party.

13.   COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

14.   GOVERNING LAW.

      This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

15.   AMENDMENTS AND WAIVERS .

      Any term of this Agreement may be amended or waived only with the written consent of all parties. Any amendment or waiver effected in accordance with this section shall be binding upon the respective party and each transferee of the share, and each future holder of all such shares.

16.   SEVERABILITY

      If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then: (a) such provision shall be excluded from this Agreement; (b) the balance of the Agreement shall be interpreted as if such provision were so excluded; and
      (c) the balance of the Agreement shall be enforceable in accordance with its terms.

17. ALL PROVISIONS OF THIS AGREEMENT HAVE BEEN NEGOTIATED AT ARMS LENGTH, EACH PARTY HAVING LEGAL COUNSEL, AND THIS AGREEMENT SHALL NOT BE CONSTRUED FOR OR AGAINST ANY PARTY BY REASON OF THE AUTHORSHIP OR ALLEGED authorship of any provision hereof, notwithstanding that each party may have signed a separate signature page. The language in this Agreement shall be construed as to its fair meaning and not strictly for or against any party.

18.   ARBITRATION

      Except in the event an equitable remedy or injunction is sought pursuant to this Agreement, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration before three arbitrators in accordance with the rules of the American Association then current, and judgment upon the award rendered may be entered in the highest court of the forum, country or state, having jurisdiction.

19.   NOTICES

      Any notice required or permitted under the terms of this Agreement shall unless otherwise provided by this Agreement be in writing and shall be sufficiently given if delivered by hand or sent by registered courier or facsimile to the respective parties at the address noted below for each party, or to such other address or telephone or facsimile number as may from time to time by notice be designated by the relevant party by notice to the other parties to this Agreement. Any such notice shall be in the English language and shall be deemed (in the absence of proof to the contrary) to have been received and given: (a) in the case of delivery by hand, at the time of delivery; (b) in the case of registered courier, at the time of delivery; (c) in the case of registered mail, at the time of delivery; and (d) in the case of facsimile, on the completion of transmission if within normal business hours of the addressee.

                MKA Capital Inc.                                       MK Aviation SA
        2405 Hong Kong New World Tower,               Edificio Vallarino, P10, Calle52 y Elvia Mendez
            300 Huai Hai Zhong Road,                          Panama City, Republica de Panama
            Shanghai 200021, PR China                                 Fax: +507-2691473
              Fax: +86-21-63354111

            Mr. Mordechai Kraselnick                              SANCON Recycling Pty Ltd.
 Edificio Vallarino, P10 Calle52 y Elvia Mendez                    1/1368 Heatherton Road,
        Panama City, Republica de Panama                        Dandenong, VIC 3175 Australia
                Fax: +507-2691473                                   Fax: +61 3-9792 2866

                  Mr. Jack Chen                                       Mr. Yiu, Lo Chung
       1/1368 Heatherton Road, Dandenong,                    Unit 1406A, Nanyang Plaza, No. 57,
               VIC 3175 Australia                        Hung To Road, Kwun Tong, Kowloon, Hong Kong
              Fax: +61 3-9792 2866                                   Fax: +852-2385 9982

                 Mr. Guy Waters
       1/1368 Heatherton Road, Dandenong,
               VIC 3175 Australia
              Fax: +61 3-9792 2866

20.   FURTHER ASSURANCES

      Each of the parties to this Agreement shall use such party's commercially reasonable efforts to take such actions as may be necessary or reasonably requested by the other parties to this Agreement to carry out and consummate the transactions contemplated by this Agreement

21.   EXPENSES

      Each of the parties to this Agreement shall bear such party's own expenses and attorneys' fees in connection with the negotiation and preparation of this Agreement and the transactions contemplated by this Agreement, unless:

      In the event this Agreement is not closed by decision or action taken by Mr. Yiu, Mr. Chen and Mr. Waters, all expenses and attorneys' fees in connection with the negotiation and preparation of this Agreement and the transactions contemplated by this Agreement, will be borne entirely by the "Buyers".

22.   INVALIDITY

      Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties to this Agreement with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

23.   INTERPRETATION

      No provision of this Agreement shall be construed against a party because such party of its attorney may have been the draftsman thereof.

      Each of the undersigned joins in this Agreement for the purpose of confirming his agreement to be bound by the terms of and the representations, warranties, indemnities, obligations, agreements or covenants contained in this Agreement and applicable to each party.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the effective date first written above.





______________________________                         _________________________
Signed by Mr. Yiu, Lo Chung                            Witness
for and on behalf of himself,





______________________________                         _________________________
Signed by Mr. Guy Waters                               Witness
for and on behalf of himself,





______________________________                         _________________________
Signed by Mr. Jack Chen for                            Witness
and on behalf of himself, and
for and on behalf of SANCON Recycling Pty Ltd.





______________________________                         _________________________
Signed by Mr. David Chen                               Witness
Authorized signatory
for and on behalf of
MKA Capital Inc.






______________________________                         _________________________
Signed by Mr. M.Kraselnick                             Witness
for and on behalf of himself